Exhibit 10.12.2

RIGHT OF FIRST REFUSAL AND
CORPORATE OPPORTUNITIES AGREEMENT

This RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is entered into as of the __th day of August, 2008, by and between Chardan 2008 China Acquisition Corp., a British Virgin Islands business company with limited liability (the “Company”), with offices c/o Chardan Capital, LLC, at Suite 18E, Tower A, Oriental Kenzo Plaza, 48 Dongzhimenwai Street, Beijing, 100027, China, and SUJG, Inc. (“SUJG”).

WHEREAS, Brean Murray, Carret & Co., LLC, Maxim Group LLC and Roth Capital Partners, LLC, acting as representatives (the “Representatives”) of the underwriters (the “Underwriters”), have entered into an underwriting agreement, dated _____ __, 2008, to underwrite an initial public offering (“IPO”) of the securities of the Company and embark on, undertake and continuing to participate in the IPO process;

WHEREAS, in connection with the IPO, the Company has filed a Registration Statement, No. 333-152623 on Form F-1, as amended (the “Registration Statement”), with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, of 6,875,000 units of the Company, each unit consisting of one ordinary share, par value $0.0001 per share (an “Ordinary Share”) and one warrant to purchase one ordinary share;

WHEREAS, SUJG and the Company share certain officers and directors (the “Affiliates”); and

WHEREAS, because each of the Company and SUJG will be seeking business opportunities in the People’s Republic of China, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Right of First Refusal.

(a) For the term specified in Section 2 hereof, SUJG agrees to grant to the Company (i) in its certificate of incorporation or equivalent document, or (ii) by action of its board of directors and/or shareholders, as may be required under applicable law governing SUJG, as applicable, a right of first refusal for corporate opportunities with respect to any prospective target business or businesses operating within any industry or sector in the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but not Taiwan, that have a fair market value reasonably estimated to be $42 million or more (a “Suitable Target Business”).

(b) Decisions by the Company to release SUJG to pursue a Suitable Target Business must be made by unanimous consent of the Company’s disinterested directors.

(c) Any directors, officers or employees of SUJG who become aware of a Suitable Target Business shall provide written notice to the Company within five (5) business days.

(d) Any right of first refusal granted pursuant to this Agreement shall expire ninety (90) days from the date of the written notice (the “Expiration Date”).

(e) SUJG further agrees that it will not enter into any agreement with a Suitable Target Business until the earlier of (i) its receipt of written notification of the Company’s determine not to pursue a Business Combination (as hereinafter defined) with the Suitable Target Business, or (ii) the Expiration Date. Notwithstanding the foregoing, the term “Business Combination” shall not include any company with respect to which SUJG has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding a company being acquired by SUJG prior to the date hereof.

2. Term. This Agreement shall commence upon the effective date of the Company’s Registration Statement and extend until the earlier of: (i) the consummation of the Company’s initial Business Combination, (ii) the Company’s liquidation, or (iii) until such time as the Affiliate ceases to be an officer or director of the Company, each in the circumstances and manner as more fully described in the Registration Statement (the “Term”).

3. Miscellaneous.

(a) As used herein, the term “Business Combination” shall mean the initial acquisition by the Company, by capital merger, share exchange, assets or share acquisition, exchangeable share transaction, contractual control arrangement or any other similar business combination, of a business or businesses having its primary operations in the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but not Taiwan.

(b) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Company, to:

Chardan 2008 China Acquisition Corp.
c/o Chardan Capital, LLC
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Fax No.: 86-10-84477246
Attn: Xiaosong Zhong, Chief Financial Officer

with a copy in each case to:

Richardson & Patel LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Fax No.: (212) 907-6687
Attn.: Jody R. Samuels, Esq.

and

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, New York 10022
Fax No.: (212) 702-6649
Attn.: William McClusky

and

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174
Fax No.: (212) 895-3555
Attn.: Clifford Teller

and

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Fax No.: (949) 720-7215
Attn.: Renny Chavanikamannil

and

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Fax No.: (212) 370-7889
Attn.: Lawrence A. Rosenbloom, Esq.

if to SUJG, to:

SUJG, Inc.
c/o Chardan 2008 China Acquisition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Fax No.: 86-10-84477246
Attn.: Kerry Propper

with a copy to:

Richardson & Patel LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Fax No.: (212) 907-6687
Attn.: Jody R. Samuels, Esq.

(c) If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(d) Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by either party hereto.

(e) This Agreement may only be amended by a written instrument executed by each of the parties hereto. Notwithstanding the foregoing, this Agreement may not be waived or amended to provide for its termination prior to the expiration of the Term without the approval of the holders of 80% of the Company’s Ordinary Shares purchased in the IPO.

(f) The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

(g) SUJG hereby (i) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds held in the trust account established for the benefit of the public shareholders of the Company (the “Trust Account”) and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (ii) waives any Claim SUJG may have in the future as a result of, or arising out of, any contracts or agreements with the Company, and (iii) agrees it will not seek recourse against the Trust Account for any reason.

(h) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive; (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum; and (iii) irrevocably agrees to appoint Richardson & Patel LLP (Attention: Jody R. Samuels) as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to each of the Company and the Underwriters within thirty (30) days and nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(i) THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

(j) This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and SUJG

(k) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document.

(l) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach non-compliance or non-fulfillment.

(m) The parties hereto hereby acknowledge that the Underwriters, including, without limitation the Representatives, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

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IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Name: Kerry Propper
Title: Chief Executive Officer and Director

SUJG, INC.

By:
Name: Kerry Propper
Title: Managing Memeber